UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
February 16, 2018
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 6th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Plan

On February 16, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Blucora, Inc. (the “Company”) approved the Blucora, Inc. Annual Incentive Plan (the “AIP”). The AIP provides for annual cash bonuses that are tied to the achievement of pre-established performance goals to certain eligible employees identified by the Committee, which may include the Company’s named executive officers. Capitalized terms used herein that are not otherwise defined shall have their respective meanings set forth in the AIP that is attached hereto as Exhibit 10.1.

Performance Goals and Awards

The Committee is responsible for administering the AIP and establishing the performance goals and achievement levels under the AIP. Pursuant to the AIP, for each fiscal year of the Company (each, a “Performance Period”), the Committee will establish, as applicable, (i) the Business Unit Performance Goals for the Performance Period, if applicable, (ii) the Company Performance Goals for the Performance Period, if applicble, (iii) the Threshold Achievement, Target Achievement, and Maximum Achievement levels for the Performance Goals for the Performance Period, (iv) with respect to each Participant, Incentive Compensation for achievement of Threshold Achievement, Target Achievement, and Maximum Achievement levels and the relative weighting of each Performance Goal in determining the Participant’s Incentive Compensation, and (v) a schedule setting forth the payout opportunity for Threshold Achievement, Target Achievement, and Maximum Achievement levels.

Performance Goals for a Business Unit or the Company may be related to the achievement of financial and operating objectives of the Business Unit or the Company, as applicable, and may consist of one or more of any of the following criteria: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings (and any variations thereon, including, without limitation, earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization, and stock-based compensation or other similar expenses); earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues (and any variations thereon, including, without limitation, gross revenues; net revenues; revenues from products); assets under management; fees based on assets under management; monetized units or products; sales (and any variations thereon); operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total stockholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; operational improvements; or customer satisfaction, employee satisfaction, services performance, subscriber, cash management or asset management metrics (together, the “Performance Criteria”). Any Performance Criteria may be measured in absolute terms, relative to a peer group or index, relative to past performance, or as otherwise determined by the Committee, and is subject to adjustments made by the Committee.

As soon as practicable following the end of an applicable Performance Period, the Committee will determine (i) the achievement of the Performance Goals, (ii) the calculation of an individual’s Incentive Compensation and (iii) the amount of Incentive Compensation, if any, to be paid to each Participant for the applicable Performance Period.

Recoupment and Other Provisions

The AIP allows the Committee to recoup all or any portion of Incentive Compensation paid to a Participant under the Plan in the event that (i) such Incentive Compensation is paid prior to public disclosure of the Company’s financial statements, and the amount payable based on such financial statements would be materially lower than the amount actually paid to such Participant, or (ii) there is a restatement of the Company’s financial statements to the extent that the amount of the Incentive Compensation would have been lower if the Company’s financial statements had been as restated, in each case, as determined by the Committee.

The AIP also contains customary terms governing the treatment of awards in the event of a Participant’s termination of employment, death or disability.

The foregoing description of the AIP does not purport to be complete and is qualified in its entirety by the full text of the AIP, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

2018 Executive Bonus Program

On February 1, 2018, the Committee approved the 2018 Executive Bonus Program under the AIP (the “2018 Program”). The 2018 Program provides for performance-based cash bonuses to the Company’s executive officers, including its named executive officers. The target bonus as a percentage of annual base salary for the Company's executive officers who were considered named executive officers in the Company’s 2017 Proxy Statement were as follows: John S. Clendening, Chief Executive Officer: 200%; and Mathieu Stevenson, Chief Marketing Officer: 100%. The target bonus amount for the Company’s other individual executive officers varies between 80% and 125% of each executive’s annual base salary.

The potential bonus for each executive is based on the achievement of the following financial and strategic performance metrics:

Target Metrics
Performance Criteria	CEO	CFO	CLO	CMO	President - TaxAct	CEO - HD Vest
Blucora Revenue	X	X	X	X
Adjusted EBITDA	X	X	X	X	X	X
TaxAct Segment Revenue					X
HD Vest Segment Net Revenue						X
Monetized Units				X	X
Net Assets Under Management Inflows						X
Certain HR Foundation Metrics	X	X	X	X	X	X
Balanced Scorecard Metrics	X	X	X	X	X	X

The specific weighting of the financial or strategic performance metrics vary by executive based on responsibilities that are specific to the business unit for which the individual executive is responsible. The payout percentage for each performance metric will be determined based on the actual performance versus the performance targets established by the Committee. For each of Blucora revenue; Adjusted EBITDA, TaxAct Segment Revenue; HD Vest Segment Net Revenue; Monetized Units; Net AUM Inflows, the payout percentage for each performance metric will range from 0% and 100% and between 100% and 200%, based on a sliding scale between Threshold Achievement and Target Achievement and between Target Achievement and Maximum Achievement, respectively. The payout percentage for HR Foundation and Balanced Scorecard Customer Baseline is 100% upon Target Achievement.

The ultimate payout of each Participant’s award will be based upon the (i) the target bonus amount for such individual, multiplied by (ii) the aggregate of the product of (a) the weighting of the applicable performance criteria for the Participant and (b) the payout percentage for each performance criteria applicable to the Participant. All payments of Incentive Compensation payable pursuant to the 2018 Program will be submitted to the Committee for final approval in early 2019 and are subject to adjustment by the Committee, regardless of the actual achievement of the Performance Goals. The Incentive Compensation payable under the 2018 Program, if any, will be paid to each Participant, less applicable tax withholdings and other deductions, on or before March 15, 2019.

2018 Annual Equity Awards

2018 Grants

On February 16, 2018, the Committee approved equity grants to be made under the Blucora, Inc. 2015 Incentive Plan, as amended and restated (the “2015 Plan”), to each of the Company's executive officers, effective February 20, 2018 (the “Date of Grant”), which are comprised of the following:
•25% stock options (“Stock Options”);
•50% time-based restricted stock units (“Time RSUs”); and
•25% performance-based restricted stock units (“Performance RSUs”).
The grants that were made to the Company's executive officers who were considered named executive officers in the Company’s 2017 Proxy Statement are set forth below:

	Type of Award
Name	Stock Options (#)(1)(2)	Time RSUs (#)(1)	Target Performance RSUs (#)(3)
John Clendening (4)	147,000	87,500	43,750
Mathieu Stevenson (4)	26,666	16,666	8,333
(1) Each of the Stock Options and Time RSUs vest over a three-year period with 33.33% vesting on each anniversary of the date of grant. The Performance RSUs are eligible to vest following a three-year performance period that ends on December 31, 2020 and are based on performance goals set by the Committee.
(2) The Stock Options have an exercise price equal $24.00, which was the closing price of the Company's stock on the Date of Grant, and a maximum term of seven years.
(3) In order for the Performance RSUs to vest, the Company must achieve a certain level of performance over the three-year period ending December 31, 2020. Based on the Company’s performance during that period, 0% to 200% of the target Performance RSUs will be eligible to vest on January 1, 2021, subject to the Committee certifying the achievement of the applicable performance results.
(3) The aggregate dollar amount of the grants received by Messrs. Clendening and Stevenson were $2,100,000 and $400,000, respectively.

Award Agreements

In connection with such equity grants, the Committee approved (i) a form of nonqualified stock option agreement (the “NQSO Agreement”) under the 2015 Plan, (ii) a form of time-based restricted stock unit agreement under the 2015 Plan (the “Time-Based RSU Agreement”), and (iii) a form of performance-based restricted stock unit agreement under the 2015 Plan (the “Performance-Based RSU Agreement,” and together with the Time-Based RSU Agreement, the “RSU Agreements”).

NQSO Agreement

Pursuant to the NQSO Agreement, each Stock Option represents the right to purchase the number of shares of the Company’s common stock at an exercise price set forth in a recipient’s notice of grant (each, a “Notice of Grant”), and such exercise price shall not be less than the fair market value of the Company’s common stock on the applicable date of grant.

Subject to the 2015 Plan, the Committee will have the discretion to determine the vesting schedule with respect to each award of Stock Options, as well as the applicable expiration date of the Stock Options. If provided by the Committee, vesting of stock options may accelerate upon the occurrence of a Termination of Service (as defined in the 2015 Plan) due to death, disability or retirement (as defined in the Notice of Grant, and on or after the first anniversary of the applicable date of grant). The maximum term of a Stock Option is seven years from the applicable date of grant.

The unvested portion of any Stock Option will terminate automatically and without further notice immediately upon a holder’s Termination of Service. In such event, the vested portion of the Stock Option will terminate automatically and without further notice on the date set forth in the applicable Notice of Grant and NQSO Agreement.

The foregoing description of the NQSO Agreement does not purport to be complete and is qualified in its entirety by the full text of the NQSO Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

RSU Agreements

Pursuant to the RSU Agreements, each Time RSU and Performance RSU represents the right to receive a share of the Company’s common stock on (or within 60 days) upon a payment event, as set forth in the RSU Agreement.

Time RSUs and Performance RSUs will vest and be paid according to the terms specified in an applicable recipient’s Notice of Grant. Subject to the 2015 Plan, the Committee will have the discretion to determine the vesting schedule with respect to each award of Time RSUs. Performance RSUs will vest based on the achievement of performance goals determined by the Committee, which such performance goals shall be based on the attainment of specified levels of one or any combination of the performance criteria specified in the 2015 Plan, and be paid on a payment date following the performance period.

Except as otherwise provided in a Notice of Grant, if a holder of Time RSUs or Performance RSUs has a Termination of Service for any or no reason prior to vesting, the unvested RSUs or Performance RSUs held by such person will be automatically forfeited. However, if provided by the Committee, Time RSUs or Performance RSUs may still vest or be payable upon or following the occurrence of a Termination of Service due to death, disability or retirement (as defined in the Notice of Grant, and on or after the first anniversary of the applicable date of grant), as set forth in the applicable Notice of Grant and RSU Agreement.

The foregoing description of the RSU Agreements does not purport to be complete and is qualified in its entirety by the full text of the Time-Based RSU Agreement and the Performance-Based RSU Agreement, copies of which are filed as Exhibits 10.3 and 10.4, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Blucora Inc. Annual Incentive Plan.
10.2	Form of Nonqualified Stock Option Agreement under the Blucora, Inc. 2015 Incentive Plan, as amended and restated.
10.3	Form of Time-Based Restricted Stock Unit Agreement under the Blucora, Inc. 2015 Incentive Plan, as amended and restated.
10.4	Form of Performance-Based Restricted Stock Unit Agreement under the Blucora, Inc. 2015 Incentive Plan, as amended and restated.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

Date: February 23, 2018	By:	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary